UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

Commission File Number 001-39223

MUSCLE MAKER, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-2555533
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1751 River Run, Suite 200, Fort Worth, Texas 76107

(Address of principal executive offices)

(832) 604-9568

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	GRIL	The Nasdaq Stock Market

Item 2.02 Results of Operations and Financial Condition.

On March 13, 2023, Muscle Maker, Inc. (the “Company”) issued a press release announcing certain unaudited preliminary revenue results for the month of February 2023 with respect to the operations of Sadot LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 13, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MUSCLE MAKER, INC.

		By:	/s/ Michael Roper
		Name:	Michael Roper
		Title:	Chief Executive Officer

Date:	March 13, 2023